Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Expands with Acquisition of Three Luxury Brand Dealerships in Florida and Texas
•Expected to Generate $330 Million in Annual Revenues
•Provides Share Repurchase Update
HOUSTON, TX, May 19, 2025 - Group 1 Automotive, Inc. (NYSE: GPI) (“Group 1” or the “Company”), a Fortune 250 automotive retailer with 263 dealerships located in the U.S. and U.K., today announced the addition of three dealerships to its luxury brand portfolio. The three dealerships — a Lexus and an Acura dealership in Florida and a Mercedes-Benz dealership in Texas — complement the Company’s existing operations and support growth in the Company’s key “cluster” markets.
The Lexus and Acura dealerships are located in the fast-growing city of Fort Myers in Southwest Florida, expanding the Company’s footprint in this market to three dealerships. The acquisition of Mercedes-Benz of South Austin further strengthens the Company’s presence in the Austin area, increasing the Company’s footprint to eight dealerships. The dealerships are expected to generate $330 million in annual revenues.
The Company also provided an update on its year-to-date repurchase activity. Through May 19, 2025, 401,649 shares at an average price of $416.62, for a total of $167.3 million have been repurchased.
“We want to welcome our new Florida and Texas teammates to Group 1,” said Group 1 President and CEO, Daryl Kenningham. “We are confident that these highly desirable luxury brands will be exceptional additions to our portfolio. Our execution and strong cash flow continue to allow us to grow through acquisitions, while also returning capital to our shareholders through share buybacks.”
Group 1 has now acquired an estimated $430 million of annual revenues in 2025, which follows $3.9 billion of acquired revenues in 2024.
ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns and operates 263 automotive dealerships, 335 franchises, and 39 collision centers in the United States and the United Kingdom that offer 35 brands of automobiles. Through its dealerships and omni-channel platform, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.
Group 1 discloses additional information about the Company, its business, and its results of operations at www.group1corp.com, www.group1auto.com, www.group1collision.com, www.acceleride.com, and www.facebook.com/group1auto.

FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our strategic investments, goals, plans, projections and guidance regarding our financial position, results of operations and business strategy, including the annualized revenues of recently completed acquisitions or dispositions and other benefits of such currently anticipated or recently completed acquisitions or dispositions. These forward-looking statements often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," "foresee," "may" or "will" and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the impacts of sustained levels of inflation, (c) developments in U.S. and global trade policy, including the imposition by the U.S. of significant tariffs on the import of automobiles and certain materials used in our parts and services business and the resulting consequences (including, but not limited to, retaliatory tariffs by non-U.S. nations, supply chain disruptions and potential recessions in the U.S. and U.K.), (d) the level of manufacturer incentives, (e) our ability to comply with extensive laws, regulations and policies applicable to our operations (f) our ability to obtain an inventory of desirable new and used vehicles (including as a result of changes in the international trade environment), (g) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (h) our cost of financing and the availability of credit for consumers, (i) our ability to complete acquisitions and dispositions, on a timely basis, if at all and the risks associated therewith, (j) our ability to successfully integrate recent and future acquisitions and realize the expected benefits from consummated acquisitions, (k) foreign exchange controls and currency fluctuations, (l) the armed conflicts in Ukraine and the Middle East, (m) our ability to maintain sufficient liquidity to operate, and (n) a material failure in or breach of our vendors’ information technology systems and other cybersecurity incidents. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Terry Bratton
Manager, Investor Relations
Group 1 Automotive, Inc.
ir@group1auto.com

Media contacts:
Pete DeLongchamps
Senior Vice President, Financial Services and Manufacturer Relations
Group 1 Automotive, Inc.
pdelongchamps@group1auto.com

Kimberly Barta
Head of Marketing and Communications
Group 1 Automotive, Inc.
kbarta@group1auto.com

or

Jude Gorman / Clayton Erwin
Collected Strategies
Group1-CS@collectedstrategies.com
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